                               SOMBASA MEDIA INC.

                                 1999 STOCK PLAN

                          AS ADOPTED SEPTEMBER 17, 1999

                               SOMABASA MEDIA INC.

                                 1999 STOCK PLAN



                                TABLE OF CONTENTS



1.  PURPOSE; DEFINITIONS........................................................1

2. EFFECTIVE DATE...............................................................1

3. STOCK COVERED BY THE PLAN....................................................1

4. ADMINISTRATION...............................................................2

5. ELIGIBLE RECIPIENTS..........................................................3

6. DURATION OF THE PLAN.........................................................3

7. TERMS AND CONDITIONS OF AWARDS...............................................3
   (A) PRICE....................................................................3
   (B) NUMBER OF SHARES.........................................................4
   (C) TERM OF OPTION...........................................................4
   (D) EXERCISE OF OPTIONS......................................................4
   (E) PAYMENT..................................................................4
   (F) WITHHOLDING TAXES; DELIVERY OF SHARES....................................5
   (G) NON-TRANSFERABILITY......................................................6
   (H) TERMINATION OF OPTIONS AND PURCHASE AUTHORIZATIONS.......................6
   (I) RIGHTS AS STOCKHOLDER....................................................7
   (J) REPURCHASE OF SHARES BY THE COMPANY......................................7
   (K) 10% STOCKHOLDER..........................................................7
   (L) CONFIDENTIALITY AGREEMENTS...............................................8
   (M) RIGHT TO TERMINATE SERVICE...............................................8

8. RESTRICTIONS ON INCENTIVE OPTIONS............................................8

9. DISSOLUTION OR LIQUIDATION...................................................8

10. ADJUSTMENT IN SHARES........................................................9

11. ACQUISITION EVENTS..........................................................9

12. INVESTMENT REPRESENTATIONS; TRANSFER RESTRICTIONS..........................10

13. LOCK-UP AGREEMENT..........................................................10

14. DEFINITIONS................................................................11



15. TERMINATION OR AMENDMENT OF PLAN...........................................12


                                                                    Exhibit 99.1


                               SOMBASA MEDIA INC.

                                 1999 STOCK PLAN

        1. PURPOSE; DEFINITIONS. The purpose of this Sombasa Media Inc. 1999 Stock Plan (the "Plan") is to advance the interests of Sombasa Media Inc., a Massachusetts corporation (the "Company"), by (i) strengthening the ability of the Company to attract, retain and motivate key employees, consultants and other individual contributors of or to the Company or any present or future parent or subsidiary of the Company (the "Company Group") by providing them with an opportunity to purchase stock of the Company and thereby permitting them to share in the Company's success and (ii) further identifying such persons' interests with those of the Company's other shareholders through compensation that is based on the Company's common stock. It is intended that this purpose will be effected by granting (i) incentive stock options ("Incentive Options"), which are intended to qualify under the provisions of Section 422 of the Code (as hereinafter defined), (ii) non-statutory stock options ("Nonqualified Options"), which are not intended to meet the requirements of Section 422 of the Code and which are intended to be taxed upon exercise under Section 83 of the Code, (iii) stock purchase authorizations ("Purchase Authorizations"), (iv) stock bonus awards ("Bonuses") and (v) other Awards based upon the Common Stock having such terms and conditions as the Board may determine. Both Incentive Options and Nonqualified Options shall be collectively referred to as "Options".

        Capitalized terms shall have the meaning set forth in Section 14 of this Plan.

        2. EFFECTIVE DATE. This Plan was adopted by the Board on September 17, 1999, which is also the Effective Date of the Plan.

                Notwithstanding the foregoing, no Incentive Options shall be granted under this Plan unless this Plan shall have been approved by the stockholders of the Company within twelve (12) months before or after the Effective Date.

        3. STOCK COVERED BY THE PLAN. The shares of the common stock, no par value of the Company (the "Common Stock"), for which Awards may be granted under the Plan shall be subject to the following:

        (a) The maximum number of shares of Common Stock that may be delivered to Participants under the Plan shall be 2,398,000 shares of Common Stock.

        (b) If any shares of Common Stock covered by an Award are not delivered to a Participant because the Award is forfeited or canceled, or the shares of Common Stock are not delivered because they are used to satisfy the applicable tax withholding obligation as permitted under Section 7(f) hereof, such shares shall not be deemed to have been delivered for purposes of determining the maximum number of shares of Common Stock available for delivery under the

Plan.

        (c) If the exercise price of any Option granted under the Plan is satisfied by tendering shares of Common Stock to the Company (by either actual delivery or by attestation), only the number of shares of Common Stock issued net of the shares of Common Stock tendered shall be deemed delivered for purposes of determining the maximum number of shares of Common Stock available for delivery under the Plan.

        (d) The number of shares of Common Stock available for Awards under the Plan is subject to adjustment as provided in Sections 9 and 10 below.

        (e) The shares underlying Awards under this Plan may, in whole or in part, be either authorized but unissued Shares or issued Shares reacquired by the Company.

        4. ADMINISTRATION.

        (a) The Plan will be administered by the Board.

        (b) To the extent permitted by applicable law, the Board may delegate to one or more executive officers of the Company the power to make Awards and exercise such other powers under the Plan as the Board may determine, provided that the Board shall fix the maximum number of shares subject to Awards and the maximum number of shares for any one Participant to be made by such executive officers.

        (c) To the extent permitted by applicable law, the Board may delegate any or all of its powers under the Plan to one or more committees or subcommittees of the Board (a "Committee"). The Plan may be administered by different Committees with respect to different groups of Participants. If and when the Common Stock is registered under the Exchange Act, then (x) to the extent that the Board determines it to be desirable to qualify Options granted hereunder as "performance-based compensation" within the meaning of Section 162(m) of the Code, the Plan shall be administered by a Committee of two or more "outside directors" within the meaning of Section 162(m) of the Code or otherwise meeting the requirements of Section 162(m) at such time and (y) to the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3 of the Exchange Act, the transactions contemplated hereunder shall be structured to satisfy the requirements for exemption under Rule 16b-3.

        (d) All references in the Plan to the "Board" shall mean the Board or a Committee of the Board or the executive officer referred to in Section 4(b) to the extent that the Board's power or authority under the Plan has been delegated to such Committee or executive officer.

        (e) The Board shall have the authority, subject to the express provisions of the Plan, to construe the Plan and the respective Awards and related agreements; to prescribe, amend and rescind rules and regulations relating to the Plan; to determine the terms, conditions, performance criteria (if any), restrictions and provisions of the respective Awards and related agreements; to modify or amend any award (subject to Section 15(a) hereof), including to accelerate the vesting, waive forfeiture provisions and extend the post-termination exercisability periods of Awards; and to make all other determinations in the judgment of the Board necessary or desirable for the administration of the Plan. The Board may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any Award or related agreement in the manner and to the extent it shall deem expedient to carry the Plan into effect, and it shall be the sole and final judge of such expediency. No member of the Board or any person acting pursuant to the authority delegated by the Board hereunder shall be liable for any action or determination relating to or under the Plan made in good faith. All decisions by the Board shall be made in the Board's sole discretion and shall be final and binding on all persons having or claiming any interest in the Plan or in any Award.

        5. ELIGIBLE RECIPIENTS. Subject to the restrictions of Section 1 above, Awards may be granted to such key employees, consultants or other individual contributors of or to the Company Group, including without limitation members of the Board and members of any advisory boards, as are selected by the Board (a "Participant"); provided, that only Employees of the Company Group shall be eligible for grants of Incentive Options.

        6. DURATION OF THE PLAN. This Plan shall terminate ten (10) years from the Effective Date hereof, unless terminated earlier pursuant to Section 15 below, and no Awards may be granted or made thereafter; provided, HOWEVER, that in the event of Plan termination, the Plan shall nonetheless remain in effect for all other purchases as long as any Awards under it are outstanding with respect to such Awards.

        7. TERMS AND CONDITIONS OF AWARDS . Awards granted under this Plan shall be evidenced by grant forms or agreements in such form and containing such terms and conditions as the Board shall determine; provided, however, that such grant forms or agreements shall evidence among their terms and conditions the following:

                (a) PRICE. The purchase price per Share payable upon the exercise or purchase of each Award granted or made hereunder shall be determined by the Board at the time the Award is granted or made in accordance with the following:

                         (i) Subject to Section 7(k)(i) below, if applicable, the purchase price per Share payable upon the exercise of each Incentive Option granted hereunder shall not be less than one hundred percent (100%) of the Fair Market Value per Share on the day the Incentive Option is granted.

                         (ii) For Awards granted after the Common Stock is registered under the Exchange Act, the purchase price per Share payable upon the exercise of each Nonqualified Option granted to a Named Executive shall not be less than one hundred percent (100%) of the Fair Market Value per share on the day the Nonqualified Option is granted.

                         (iii) Notwithstanding the foregoing, Options and Purchase Authorizations may be granted or awarded with a per Share exercise price of less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant or award pursuant to a merger or similar corporate transaction.

                         (iv) No Share shall be issued for less than its par value, if any.

                         (v) Bonuses shall be issued in consideration of Services previously rendered, which shall be valued for such purposes by the Board.

                (b) NUMBER OF SHARES. Each agreement shall specify the number of Shares to which it pertains.

                (c) TERM OF OPTION. The term of each Option shall be the term stated in the Option Agreement; provided, however, that the term shall be no more than ten (10) years from the date of grant thereof or five (5) years in the case of Incentive Options to which Section 7(k) applies.

                (d) EXERCISE OF OPTIONS. Each Option shall be exercisable for the full amount or for any part thereof and at such intervals or in such installments as the Board may determine at the time it grants such Option. An Option or Purchase Authorization shall be exercisable only by delivery of a written notice to the Company's Chief Executive Officer, or any other officer of the Company designated by the Board to accept such notices on its behalf, specifying the number of Shares for which such Award is exercised and accompanied by either (i) payment or (ii) if permitted by the Board, irrevocable instructions to a broker to promptly deliver to the Company full payment in accordance with Section 7(e)(ii) below of the amount necessary to pay the aggregate exercise price. With respect to an Incentive Option, the permission of the Board referred to in clause (ii) of the preceding sentence must be granted at the time the Incentive Option is granted.

                  (e) PAYMENT. Payment shall be made in full (i) at the time the Option is exercised, or (ii) promptly after the Participant forwards the irrevocable instructions referred to in Section 7(d)(ii) above to the appropriate broker, if exercise of an Option is made pursuant to Section 7(d)(ii) above, or (iii) at the time the purchase pursuant to a Purchase Authorization is made. Payment shall be made:

                         (I)      in cash;

                         (II)     by check;

                         (III) in the case of an Option, if permitted by the
                               Board (with respect to an Incentive Option, such permission to have been granted at the time of the Incentive Option grant) and only when the Common Stock is registered under the Exchange Act, by actual delivery or deemed delivery and assignment to the Company of shares of Company stock which (1) have a Fair Market Value equal to the exercise or purchase price and (2) except to the extent otherwise permitted by the Board in any instance, have been owned by the Participant (or other person(s) exercising the Participant's rights under this Plan) for at least six months prior to the date of delivery or deemed delivery of such shares (or such other period as may be required to avoid a charge to the Company's earnings) or were not acquired, directly or indirectly, from the Company and are acceptable to the Board;

                         (IV) if permitted by the Board, stated in the Agreement evidencing the Option or Purchase Authorization, and to the extent permitted by applicable law, by the Participant's recourse promissory note, which note must be due and payable not more than five (5) years after the date the Option or Purchase Authorization is exercised;

                         (V) by a combination of one or more of the foregoing methods; or

                         (VI) such other consideration and method of payment for the Shares approved by the Board, to the extent permitted by applicable laws (and, with respect to an Incentive Option, only if such approval was granted at the time of the Incentive Option grant).

         For purposes of this Section and Section 7(f) below, a deemed delivery of shares shall mean the offset by the Company of a number of shares subject to the Option or Purchase Authorization against an equal number of shares of the Company's stock owned by the Participant, which may be accomplished by attestation by the Participant as to such shares owned. If shares of Common Stock are to be used to pay the exercise price of an Incentive Option, the Company must be furnished with evidence satisfactory to it prior to such payment that the acquisition of such shares and their transfer in payment of the exercise price satisfy the requirements of Section 422 of the Code and other applicable laws.

                  (f) WITHHOLDING TAXES; DELIVERY OF SHARES. The Company's obligation to deliver Shares upon exercise of an Option or upon purchase pursuant to a Purchase Authorization or issuance pursuant to a Bonus shall be subject to the Participant's satisfaction of all applicable income and employment tax withholding obligations. Without limiting the generality of the foregoing, the Company shall have the right to deduct from payments of any kind otherwise due to the Participant any taxes of any kind required by law to be withheld with respect to any Shares issued upon exercise of Options or purchased or issued pursuant to Purchase Authorizations (to the extent the Participant files an election under Section 83(b) of the Code) or which become vested pursuant to Purchase Authorizations (if no election under Section 83(b) is filed) or Bonuses. Payment of withholding taxes may be made (i) by cash, (ii) when the Common Stock is registered under the Exchange Act, through the surrender (by actual or deemed delivery) of shares of Common Stock which the Participant already owns and which, except to the extent otherwise permitted by the Board in any instance, have been owned by the Participant for at least six months prior to the date of delivery or deemed delivery of such Shares (or such other period as may be required to avoid a charge to the Company's earnings) or were not acquired, directly or indirectly, from the Company, or (iii) to the extent of the minimum applicable federal and state withholding rate only, through the surrender of shares of Common Stock to which the Participant is otherwise entitled under the Plan, subject to the discretion of the Board to require payment in cash if it determines that payment by other methods is not in the best interests of the Company.

                (g) NON-TRANSFERABILITY. Except as the Board may otherwise specify in an Award (which it shall not do in any Incentive Option Award), no Option or Purchase Authorization shall be transferable by the Participant otherwise than by will or the laws of descent or distribution, and each Option or Purchase Authorization shall be exercisable during the Participant's lifetime only by the Participant. References to a Participant, to the extent relevant in the context, shall include references to authorized transferees.

                (h) TERMINATION OF OPTIONS AND PURCHASE AUTHORIZATIONS. Each Purchase Authorization shall terminate and may no longer be exercised if the Participant ceases for any reason to provide Services. Except to the extent the Board provides specifically in an Option Grant agreement for a lesser period (or a greater period, in the case of Nonqualified Options only), each Option shall terminate and may no longer be exercised if the Participant ceases for any reason to render continuous Service, in accordance with the following provisions:

                         (i) if the Participant ceases to render Service for any
                reason other than death or Disability, the Participant may, at any time within a period of three (3) months after the date of such cessation of Service, exercise the Option to the extent that the Option was exercisable on the date of such cessation;

                         (ii) if the Participant ceases to render Service
                because of Disability (as determined by the Board), the Participant may, at any time within a period of one (1) year after the date of such cessation of Service, exercise the Option to the extent that the Option was exercisable on the date of such cessation; and

                         (iii) if the Participant ceases to render Service
                because of death, the Option, to the extent that the Participant was entitled to exercise it on the date of death, may be exercised within a period of one (1) year after the Participant's death by the person or persons to whom the Participant's rights under the Option pass by will or by the laws of descent or distribution;

provided, however, that no Option or Purchase Authorization may be exercised to any extent by anyone after the date of its expiration; and provided, further, that Options and Purchase

Authorizations may be exercised at any time only as to Shares which at such time are available for acquisition pursuant to the terms of the applicable grant form or agreement.

        The Board shall have full power and authority to extend the period of time for which a Nonqualified Option is to remain exercisable following termination of Participant's Service from the periods set forth in subsection 7(h)(i), (ii) or (iii) above or in the Option Agreement to such greater time as the Board shall deem appropriate, provided that in no event shall such Option be exercisable later than the date of expiration of the term of such Option as set forth in the Option Agreement.

                (i) RIGHTS AS STOCKHOLDER. A Participant shall have no rights as a stockholder with respect to any Shares covered by an Award until the date of issuance of a stock certificate in the Participant's name for such Shares. The Company shall issue (or cause to be issued) such stock certificate promptly upon exercise of any Option or Purchase Authorization or promptly upon issuance of a Bonus.

                (j) REPURCHASE OF SHARES BY THE COMPANY. Any Shares acquired upon exercise of an Option or pursuant to a Purchase Authorization or Bonus and any gain realized upon exercise of any Options may in the discretion of the Board be subject to repurchase by or forfeiture to the Company if and to the extent and at the repurchase price, if any, specifically set forth in the grant form or agreement pursuant to which the Shares were acquired or in any separate repurchase agreement attached to or required by such Award grant form or agreement. Certificates representing Shares subject to such repurchase or forfeiture may be subject to such escrow and stock legending provisions as may be set forth in the Award grant form or agreement pursuant to which the Shares were acquired.

                (k) 10% STOCKHOLDER. If any Participant to whom an Incentive Option is granted pursuant to the provisions of the Plan is on the date of grant the owner of stock (as determined under Section 424(d) of the Code) possessing more than 10% of the total combined voting power or value of all classes of stock of the Company, its parent, if any, or subsidiaries, then the following special provisions shall be applicable:

                         (i) The exercise price per Share subject to such Option
                shall not be less than 110% of the fair market value of each Share on the date of grant; and

                         (ii) The Option shall not have a term in excess of five
                (5) years from the date of grant.

                (l) CONFIDENTIALITY AGREEMENTS. Each Participant shall execute, prior to or contemporaneously with the grant of any Award hereunder, the Company's then standard form of agreement, if any, relating to nondisclosure of confidential information, assignment of inventions and related matters.

                (m) RIGHT TO TERMINATE SERVICE. Nothing contained in the Plan or in any Award granted hereunder shall restrict the right of any member of the Company Group to terminate the employment of any Participant or other Service by the Participant at any time and for any reason, with or without notice.

        8. RESTRICTIONS ON INCENTIVE OPTIONS. Incentive Options granted under this Plan shall be specifically designated as such and shall be subject to the additional restriction that the aggregate fair market value, determined as of the date the Incentive Option is granted, of the Shares with respect to which Incentive Options are exercisable for the first time by a Participant during any calendar year shall not exceed $100,000. If an Incentive Option which exceeds the $100,000 limitation of this Section 8 is granted, the portion of such Option which is exercisable for Shares in excess of the $100,000 limitation shall be treated as a Nonqualified Option pursuant to Section 422(d) of the Code. In the event that such Participant is eligible to participate in any other stock incentive plans of the Company, its parent, if any, or a subsidiary which are also intended to comply with the provisions of Section 422 of the Code, such annual limitation shall apply to the aggregate number of shares for which options may be granted under all such plans.

        The Company shall have no liability to a Participant, or any other party, if an Option (or any part thereof) intended to be an Incentive Option is not an Incentive Option.

        9. DISSOLUTION OR LIQUIDATION. Prior to any dissolution or liquidation of the Company (an "Event"), the Board may decide to terminate or accelerate each outstanding Option and Purchase Authorization. If the Board so decides, each Option and Purchase Authorization shall terminate as of the effective date of the Event, but the Board shall suspend the exercise of all outstanding Options and Purchase Authorizations a reasonable time prior to the Event, giving each person affected thereby not less than fourteen days written notice of the date of suspension, prior to which date such person may purchase in whole or in part the Shares otherwise available to him as of the date of purchase. For purposes of this section, the Shares available to any person as of the date of purchase shall include all Shares issuable under any accelerated Awards of such person pursuant to Section 11 below. In addition, the Board may provide for a Participant to have the right to exercise his or her Option or Purchase Authorization as to all the Shares covered thereby, including Shares as to which the Option or Purchase Authorization would not otherwise be exercisable. The Board may specify the effect of a liquidation or dissolution on any Purchase Authorization or other Award granted under the Plan at the time of the grant of such Award. If the Event is not consummated, the suspension shall be removed and all Awards shall continue in full force and effect, subject to their terms.

        10. ADJUSTMENT IN SHARES. Appropriate adjustment shall be made by the Board in the maximum number of Shares subject to the Plan, each per Participant share limit specified in Section 3(d) hereof and in the number, kind, and exercise price of Shares covered by outstanding Awards granted hereunder to give effect to any stock dividends, stock splits, stock combinations, recapitalizations and other similar changes in the capital structure of the Company after the Effective Date of the Plan. In the event of a change of the Common Stock resulting from a merger or similar reorganization as to which the Company is the surviving corporation, the number and kind of Shares which thereafter may be purchased pursuant to an Award under the Plan and the number and kind of Shares then subject to Awards granted hereunder and the price per Share thereof shall be appropriately adjusted in such manner as the Board may deem equitable to prevent dilution or enlargement of the rights available or granted hereunder. The Board's determination in any specific situation shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Award.

        11.     ACQUISITION EVENTS.

                (a) An "Acquisition Event" shall mean: (x) any merger or consolidation after which the voting securities of the Company outstanding immediately prior thereto represent (either by remaining outstanding or by being converted into voting securities of the surviving or acquiring entity) less than 50% of the combined voting power of the voting securities of the Company or such surviving or acquiring entity outstanding immediately after such event; or (y) any sale of all or substantially all of the assets or capital stock of the Company (other than in a spin-off or similar transaction); or (z) any other acquisition of the business of the Company, as determined by the Board.

                (b) Unless otherwise expressly provided in the applicable Award, upon the occurrence of an Acquisition Event, the Board or the board of directors of any entity assuming the obligations of the Company hereunder (as used in this Section 11, also the "Board") shall, as to outstanding Options and Purchase Authorizations, either (i) make appropriate provision for the continuation of such Options and Purchase Authorizations by substituting on an equitable basis for the shares then subject to such Options or Purchase Authorizations either
(a) the consideration payable with respect to the outstanding shares of Common Stock in connection with the Acquisition Event, (b) shares of stock of the surviving or successor corporation or (c) such other securities as the Board deems appropriate, the fair market value of which shall not materially differ from the fair market value of the shares of Common Stock subject to such Options and Purchase Authorizations immediately preceding the Acquisition Event; or (ii) upon written notice to the Participants, provide that all Options and Purchase Authorizations must be exercised, to the extent then exercisable or to be exercisable as a result of the Acquisition Event, within a specified number of days of the date of such notice, at the end of which period the Options and Purchase Authorizations shall terminate; or (iii) terminate all Options and Purchase Authorizations in exchange for a cash payment equal to the excess of the fair market value of the Shares subject to such Options and Purchase Authorizations (to the extent then exercisable or to be exercisable as a result of the Acquisition) over the exercise price thereof.

                (c) Upon the occurrence of any Acquisition Event, the repurchase and other rights of the Company under each outstanding Award shall inure to the benefit of the Company's successor and shall apply to the cash, securities or other property which the Common Stock was converted into or exchanged for pursuant to such Acquisition Event in the same manner and to the same extent as they applied to the Common Stock subject to such Award.

                (d) The Board shall specify the effect of an Acquisition Event on any other Award granted under the Plan at the time of the grant of such Award.

        12. INVESTMENT REPRESENTATIONS; TRANSFER RESTRICTIONS. The Company may require Participants, as a condition of acquiring Shares pursuant to Awards hereunder, to give written assurances in substance and form satisfactory to the Company to the effect that such person is acquiring the Shares for the Participant's own account for investment and not with any present intention of selling or otherwise distributing the same, and to such other effects as the Company deems necessary or appropriate (including without limitation confirmation that the Participant is aware of any applicable restrictions on transfer of the Shares, as specified in the by-laws of the Company or otherwise) in order to comply with federal and applicable state securities laws.

         13. LOCK-UP AGREEMENT. The Employee agrees that the Employee will not, for such period following the effective date of the Company's initial distribution of securities in an underwritten public offering to the general public pursuant to a registration statement filed with the Securities and Exchange Commission as the managing underwriter of such offering shall reasonably request, but in any event not to exceed 180 days, directly or indirectly, sell, offer to sell or otherwise dispose of the Company's securities other than any securities which are included in such initial public offering.

        14. DEFINITIONS.

                 (a) "ACQUISITION EVENT" has the meaning set forth in Section 11 above.

                 (b) "AWARD" means any award or benefit granted under the Plan, including, without limitation, the grant of Incentive Options, Nonqualified Options, Purchase Authorizations and Bonuses.

                 (c) "BOARD" means the Board of Directors of the Company.

                 (d) "BONUS" has the meaning set forth in Section 1 above.

                 (e) "CODE" means the Internal Revenue Code of 1986, as
                     heretofore and hereafter amended, and the regulations promulgated thereunder.

                 (f) "COMMITTEE" has the meaning set forth in Section 4 above.

                 (g) "COMMON STOCK" has the meaning set forth in Section 3
                     above.

                 (h) "COMPANY" and "COMPANY GROUP" have the meanings set forth in Section 1 above.

                 (i) "DISABILITY" has the meaning set forth in Section 22(e)(3)
                     of the Code.

                 (j) "EFFECTIVE DATE" has the meaning set forth in Section 2 above.

                 (k) "EMPLOYEE" has the meaning set forth in Section 3401(c) of the Code.

                 (l) "EVENT" has the meaning set forth in Section 9 above.

                 (m) "EXCHANGE ACT" means the Securities Exchange Act of
                     1934, as heretofore and hereafter amended.

                 (o) "FAIR MARKET VALUE" MEANS, AS OF ANY DATE, THE VALUE
                     OF COMMON STOCK DETERMINED AS FOLLOWS:

                         (i) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq National Market or The Nasdaq SmallCap Market of The Nasdaq Stock Market, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system for the last market trading day prior to the time of determination, as reported in The Wall Street Journal or such other source as the Board deems reliable;

                         (ii) If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a share of Common Stock shall be the mean between the high bid and low asked prices for the Common Stock on the last market trading day prior to the day of determination, as reported in The Wall Street Journal or such other source as the Board deems reliable; or

                         (iii) In the absence of an established market for the
                               Common Stock, the Fair Market Value shall be determined in good faith by the Board.

                 (p) "INCENTIVE OPTION" has the meaning set forth in Section 1 above.

                 (q) "NAMED EXECUTIVES" means, as of the end of a specified tax year of the Company, the chief executive officer of the Company and the four highest compensated officers (other than the chief executive officer).

                 (r) "NONQUALIFIED OPTION" has the meaning set forth in Section
                     1 above.

                 (s) "OPTION" has the meaning set forth in Section 1 above.

                 (t) "PARTICIPANT" has the meaning set forth in Section 5 above.

                 (u) "PLAN" has the meaning set forth in Section 1 above.

                 (v) "PURCHASE AUTHORIZATION" has the meaning set forth in
                     Section 1 above.

                 (w) "SERVICE" means the performance of work for one or more members of the Company Group as an employee, director, consultant or other individual contributor.

                 (x) "SUBSIDIARY" has the meaning set forth in Section 424(f) of the Code.

        15. TERMINATION OR AMENDMENT OF PLAN. The Board may by written action at any time terminate the Plan or make such changes in or additions to the Plan as it deems advisable without further action on the part of the stockholders of the Company, provided:

                (a) that no such termination or amendment shall adversely affect or impair any then outstanding Award or related agreement without the consent of the Participant holding such Award or related agreement; and

                (b) that if the Plan itself shall have been approved by the stockholders of the Company, no such amendment which, pursuant to (i) the Code or (ii) the Exchange Act, or the regulations thereunder, (iii) any rules and regulations of any stock exchange or consolidated stock price reporting system on which prices for the Common Stock are quoted at any time or (iv) any other applicable federal, state or foreign laws, rules and regulations requiring action by the stockholders, may be made without obtaining, or being conditioned upon, stockholder approval.

        With the consent of the Participant affected, the Board may amend outstanding Awards or related agreements in a manner not inconsistent with the Plan. The Board shall have the right to amend or modify the terms and provisions of the Plan and of any outstanding Incentive Options granted under the Plan to the extent necessary to qualify any or all such Options for such favorable federal income tax treatment (including deferral of taxation upon exercise) as may be afforded incentive stock options under Section 422 of the Code.

                                    Exhibit 1

                               SOMBASA MEDIA INC.

                        INCENTIVE STOCK OPTION AGREEMENT

                                 1999 Stock Plan

                                                             ___________________
                                                             Name of Participant


                               SOMBASA MEDIA INC.

                        INCENTIVE STOCK OPTION AGREEMENT
                                 1999 Stock Plan


         THIS AGREEMENT is entered into by and between Sombasa Media Inc., a Delaware corporation with its principal office at 320 Congress Street, 4th Floor, Boston, MA 02110 (hereinafter the "Company"), and the undersigned employee of the Company (hereinafter the "Participant").

         WHEREAS, the Participant renders important services as an employee of the Company of the type specified on the signature page below (such services to be collectively herein referred to as "Service"), and the Company desires to grant an incentive stock option to the Participant;

         NOW, THEREFORE, in consideration of the foregoing and the mutual agreements herein contained, the parties hereto hereby agree as follows:

         1. GRANT, EXERCISABILITY AND TERM OF OPTION.

         (a) The Company hereby grants to the Participant pursuant to the 1999 Stock Plan (the "Plan"), a copy of which is attached as EXHIBIT 1, the option (the "Option") to purchase from the Company upon the terms and conditions hereinafter set forth the number of shares ("Shares") of the common stock, $0.01 par value ("Common Stock"), of the Company set forth on the signature page below at the purchase price per Share so set forth (the "Option Price"). The date of grant of this Option is the date set forth at the execution page of this Agreement as the "Option Date."

         (b) This Option may be exercised only as to Shares which are "Vested Shares," as defined in Section 5, at the time of exercise, and such exercise is subject to any other restrictions provided in Section 5. This option shall expire on the tenth anniversary of the Option Date, unless the Option is sooner terminated as hereinafter specified. Only whole Shares may be purchased pursuant to this Option.

         2. CONDITIONS AND LIMITATIONS.

         (a) The Option is granted on the condition that the purchase of shares hereunder shall be for investment purposes and not with a view to resale or distribution, except that such condition shall be inoperative if the offering of Shares subject to the Option is registered under the Securities Act of 1933, as amended, or if in the opinion of counsel for the Company such

Shares may be resold without registration. At the time of the exercise of the Option or any installment thereof, the Participant will execute an Incentive Stock Option Exercise Form in the form attached as EXHIBIT 2 and such further agreements as the Company may require to implement the foregoing condition and to acknowledge the Participant's familiarity with restrictions on the resale of the Shares under applicable securities laws, and the Company may stamp such legend on the certificate representing the Shares as may be necessary or appropriate in light of the foregoing condition.

         (b) The Company will furnish upon request of the Participant copies of the Certificate of Incorporation of the Company, as amended (the "Certificate of Incorporation"), and bylaws of the Company, as amended (the "Bylaws"), such publicly available financial and other information concerning the Company and its business and prospects as may be reasonably requested by the Participant in connection with exercise of this Option (and such other financial and other information concerning the Company as may be required to be delivered to Optionees from time to time pursuant to applicable laws).

         (c) The Option shall not be transferable otherwise than by will or by the laws of descent and distribution, and except as provided in Section 4 the Option shall be exercisable during the lifetime of the Participant by the Participant only. Notwithstanding the foregoing, however, if the Participant is determined to be mentally incompetent and a guardian or conservator (or other similar person) is appointed by a court of competent jurisdiction to manage the Participant's affairs, the guardian or conservator (or other similar person) may exercise the Option on behalf of the Participant, provided that such exercise is made within the time limits prescribed herein.

         (d) The Option granted in this Agreement is subject to the terms, conditions and definitions of the Plan. To the extent that the terms, conditions and definitions of this Agreement are inconsistent with those of the Plan, those of this Agreement shall govern. Capitalized terms not otherwise defined herein shall have the meanings defined in the Plan. The Participant hereby accepts this Option subject to all such provisions of the Plan and agrees that all decisions under, and interpretations of, such provisions of the Plan by the Board, as defined in the Plan, shall be final, binding and conclusive upon the Participant and the Participant's heirs and transferees.

         (e) In the event that the Company, upon the advice of counsel, deems it necessary to list upon official notice of issuance any shares to be issued pursuant to the Plan on a national securities exchange or market system or to register under the Securities Act of 1933 or other applicable federal or state statute any shares to be issued pursuant to the Plan, or to qualify any such shares for exemption from the registration requirements of the Securities Act of 1933 under the rules and regulations of the Securities and Exchange Commission or for similar exemption under state law, then the Company shall notify the Participant to that effect and no Shares shall be issued until such registration, listing or exemption has been obtained. The Company shall make prompt application for any such registration, listing or exemption pursuant to federal or state law or rules of such securities exchange which it deems necessary and shall make reasonable efforts to cause such registration, listing, or exemption to become and remain effective.

         3. EXERCISE OF OPTION; WITHHOLDING TAXES.

         (a) Written notice of the exercise of the Option or any installment thereof shall be given to the Company in the form attached as EXHIBIT 2, specifying the number of shares for which the Option is exercised and accompanied by (i) payment in full of the Option Price or (ii) if the Common Stock is registered under the Exchange Act, irrevocable instructions to a broker to promptly deliver to the Company full payment in accordance with this Section of the amount necessary to pay the aggregate exercise price. Payment shall be made (a) in cash, (b) by check, (c) at such time as the Common Stock is registered under the Exchange Act, by actual delivery or deemed delivery and assignment to the Company of shares of Common Stock owned by the Participant which (i) have a Fair Market Value not less than the Option Price (as specified on the signature page below), and (ii) have been owned by the Participant for at least six months prior to the date of delivery or deemed delivery of such shares (or such other period as may be required to avoid a charge to the Company's earnings) or were not acquired, directly or indirectly, from the Company, (d) by such other consideration and method of payment approved by the Board or (e) by any combination of the foregoing. Notwithstanding the foregoing, this Option may not be exercised by delivery and assignment to the Company of shares of Common Stock to the extent that such delivery and assignment would constitute a violation of the provisions of any law, or related regulation or rule, or any agreement or Company policy, restricting the transfer or redemption of the Common Stock. For purposes of this Section, a deemed delivery of shares shall mean the offset by the Company of a number of shares subject to the Option against an equal number of shares of the Common Stock owned by the Participant, which may be accomplished by attestation by the Participant as to such shares owned. The Company reserves the right to decline to approve any such procedure in the Company's sole and absolute discretion.

         (b) The Company's obligation to deliver Shares upon exercise of an Option shall be subject to the Participant's satisfaction of all applicable income and employment tax withholding obligations. Without limiting the generality of the foregoing, the Company shall have the right to deduct from payments of any kind otherwise due to the Participant any taxes of any kind required by law to be withheld with respect to any Shares issued upon exercise of the Option. Payment of withholding taxes may be made (i) by cash, (ii) when the Common Stock is registered under the Exchange Act, through the surrender (by actual or deemed delivery) of shares of Common Stock which the Participant already owns and which, except to the extent otherwise permitted by the Board in any instance, have been owned by the Participant for at least six months prior to the date of delivery or deemed delivery of such Shares (or such other period as may be required to avoid a charge to the Company's earnings) or were not acquired, directly or indirectly, from the Company, or (iii) to the extent of the minimum applicable federal, state and local withholding rate only, through the surrender of shares of Common Stock to which the Participant is otherwise entitled under the Plan, subject to the discretion of the Board to require payment in cash if it determines that payment by other methods is not in the best interests of the Company.

         4. TERMINATION OF OPTION. In the event that the Participant ceases to perform Service for the Company or any parent or subsidiary of the Company (collectively, the "Company Group") at any time prior to the exercise of this Option in full, this Option shall terminate according to the following provisions:

         (a) If the Participant ceases to perform Service for any reason other than death or disability (as defined in Section 22(e)(3) of the Internal Revenue Code of 1986, as amended (the "Code")), the Participant may at any time within a period of 30 days after the date of such cessation of Service exercise the Option to the extent that the Option was exercisable on the date of such cessation;

         (b) If the Participant ceases to perform Service because of disability (as defined in Section 22(e)(3) of the Code), the Participant may at any time within a period of 180 days after the date of such cessation of Service exercise the Option to the extent that the Option was exercisable on the date of such cessation; and

         (c) If the Participant ceases to perform Service because of death, the Option, to the extent that the Participant was entitled to exercise it on the date of death, may be exercised within a period of 180 days after the Participant's death by the person or persons to whom the Participant's rights under the Option shall pass by will or by the laws of descent and distribution; provided, however, that this Option may not be exercised to any extent by anyone after the date of its expiration.

         5. EXERCISABILITY OF OPTION. So long as Participant performs Service, this Option may be exercised only as follows:


         Months of Service after the                                        Extent to which Option
         Vesting Commencement Date                                             May be Exercised*
         -------------------------                                             -----------------
         Fewer than twelve months                                                        0.0%

         Twelve months                                                                  33.3%

         Each additional three month period
         thereafter, an additional                                                       8.33%


         *Less the number of Shares as to which the Option previously has been exercised.

  The Vesting Commencement Date is specified on the signature page below. Shares as to which this Option may be exercised at any time are herein referred to as "Vested Shares."

         The right of exercise shall be cumulative so that to the extent the option is not exercised in any period to the maximum extent permissible it shall continue to be exercisable, in whole or in part, with respect to all unpurchased Vested Shares until the earlier of the tenth anniversary of the Option Date or the earlier termination of this option under Section 4 hereof or the Plan.

         6. REPURCHASE OF SHARES UPON TERMINATION OF SERVICES. The following repurchase provisions hereby are imposed upon the Vested Shares:

         (a) REPURCHASE RIGHTS FOR VESTED SHARES. If the Participant for any reason whatsoever (including without limitation voluntary or involuntary termination, death or disability) ceases to perform Service then the Company shall have the right, but not the obligation, to repurchase or to designate one or more subscribers for all or any portion of the Vested Shares at a price per share equal to the fair value of such Vested Shares repurchased hereunder at the close of business on the last business day of the month prior to which the Participant ceased to perform Service.

         (b) REPURCHASE PROCEDURES. Upon notice from the Company of exercise of its rights hereunder, the Vested Shares or appropriate part thereof shall be transferred by the Participant to the Company or its designee(s) against payment by the Company or its designee(s) of the purchase price as specified above. If the Company shall fail to exercise its rights under this Section 6 within ninety
(90) days of the receipt of notification that the Participant has ceased to perform Service, the repurchase rights with respect to the Shares imposed by this Section 6 shall terminate and the Participant or his legal representatives may thereafter transfer the Vested Shares, subject, however, to such other restrictions on transfer as may then exist thereon (including those imposed by Section 8).

         (c) FAILURE OF HOLDER TO COMPLY. If the Participant fails to comply with any of the provisions of this Section 6 or of Section 8, the Company, at its option and in addition to its other remedies, may suspend the rights of the Participant to vote or to receive dividends on the Shares or may refuse to register on its books any transfer of the Shares or otherwise to recognize any transfer or change in the ownership of the Shares or in the right to vote thereon, until the provisions of this Section 6 or Section 8 are complied with to the satisfaction of the Company. The Participant, if a director, shall not vote with respect to any action taken by the Board in pursuing or exercising its rights under the provisions of this Section 6 or Section 8.

         7. "MARKET STAND OFF" AGREEMENT.

         (a) The Participant, if requested by the Company or any managing underwriter of the Company's securities, shall agree not to sell or otherwise transfer or dispose of any Shares of the Company held by the Participant during the period up to 180 days, as requested by the Company or such underwriter, following the effective date of a registration statement of the Company filed under the Securities Act of 1933 (except for any Company securities held by the Participant sold pursuant to such registration statement). Such agreement shall be in writing in form satisfactory to the Company or such underwriter. The Company may impose stop-transfer instructions with respect to the Shares subject to the foregoing restriction until the end of such period.

         (b) The provisions contained in this Section 7 shall not apply to any transfer of Shares to or in trust for the sole benefit of the Participant, or any member of the immediate family of the Participant, including for this purpose the undersigned's spouse, domestic partner, parents, parents-in-law, issue, nephews, nieces, god-children, brothers, brothers-in-law, sisters, sisters-in-law, children-in-law and grandchildren-in-law, provided that such transferee agrees in writing to be subject to the terms of this Agreement.

         8. RESTRICTIONS ON TRANSFER; NOTICE OF DISPOSITION OF SHARES.

         (a) Any restrictions on transfer of shares of the capital stock of the Company contained in the Certificate of Incorporation or By-laws shall also apply to the Shares.

         (b) The Participant shall be subject to the requirements and restrictions upon sale, disposition, pledge, encumbrance and transfer of the Shares of contained in this Section 8; PROVIDED, HOWEVER, that this Section 8 shall not restrict or apply to (i) a sale or transfer pursuant to a registration statement filed by the Company pursuant to the Securities Act of 1933, (ii) any transfer to the Company, or (iii) a pledge of Shares provided that the Company has consented thereto and that there is neither a transfer of the legal title of the shares nor a transfer on the books of the corporation into the name of the pledgee, but no pledgee or person claiming thereunder shall be entitled to make or cause to be made any transfer of pledged Shares by sale thereof or otherwise (including in this prohibition transfer on the books of the Company into the name of the pledgee) except upon compliance with this Section 8.

         Before selling, pledging, encumbering, or in any other way transferring or disposing of any the Shares whether directly, indirectly or otherwise, and whether for value or by gift or other transfer without consideration Participant shall first notify the President or Secretary of the Company by certified mail, return receipt requested, of his intention to do so, setting forth in full the nature and terms of the proposed BONA FIDE sale, transfer or other disposition, the name of the proposed transferee (the "Transferee") and the consideration, if any, to be received therefor. Said notification shall contain an offer to sell such shares to the Company or its designees at a purchase price per share (the "Purchase Price'") equal to the purchase price per share to be paid by the Transferee.

         The Board of Directors may make such investigation as it deems appropriate to establish the BONA FIDES of the offer. The Board may require that the Transferee appear in person at a meeting of the Board. If, after written request made by the Board, the Transferee fails to cooperate in such investigation or fails to appear in person at a meeting of the Board, it shall be established conclusively that his offer is not a bona fide. If the Company agrees to accept such offer on its behalf or on behalf of one or more designees, it shall accept such offer in writing to purchase all (but not less than all) of such shares within 30 days following receipt of the Participant's notification. If such offer is not accepted in writing within such period, it shall be deemed to be rejected.

         Except to the extent require by applicable law that cannot be waived, the Company shall have no duty or obligation to disclose affirmatively to the Participant or the Transferee, and the

Participant and the Transferee shall have no right to be advised of, any material information regarding the Company at the time prior to, upon, or in connection with the Company's purchase of stock pursuant to this Section 8(b).

         To the extent that any offers made pursuant to this Section 8(b) have been rejected, then the Participant shall for a period of no more than 30 days thereafter be at liberty, subject to applicable securities laws, to sell, transfer or otherwise dispose of such shares to the Transferee name by him in his original letter offering his Shares but to no other person, and then only in the manner, at the Purchase Price and upon the exact terms states in such letter. If the Participant fails to make such sale, transfer or other disposition within such 30 days, then the Participant may not thereafter sell, transfer or dispose of such stock without again complying with the provisions of this Section 8(b).

         These restrictions may be waived or modified with respect to any specific transfer or transaction by the affirmative vote of a majority of the Board of Directors.

         In the event the Shares are to be sold to the Company or its designees pursuant to any of the terms of this Section 8(b), the Participant or his legal representatives shall deliver said Shares to the Company or its designees on a date which is 30 business days following the date on which the obligation to sell such Shares becomes fixed in accordance with any of the terms of this
Section 8(b), unless some other date is mutually agreed upon by the parties. The certificates evidencing such shares shall be delivered to the principal office of the Company, endorsed and otherwise in proper form for transfer, against payment of the Purchase Price in accordance with this Section 8(b).

         Payment for Shares purchase shall be made against presentation of the Shares properly endorsed for transfer. Payment shall be made as follows: (i) in cash in full, or (ii) at the option of the purchaser, at least 50% of the Purchase Price in cash upon delivery of the Shares and the balance by delivery at that time of an unsecured promissory note of the purchaser payable one year from the date of the initial cash payment. Such note shall bear interest on the unpaid principal amount outstanding at a rate equal to the prime rate posted in the Wall Street Journal from time to time. The purchaser shall have the right to prepay such note in whole at any time or in part from time to time without penalty or premium.

         The restrictions set forth in this Section 8(b) shall terminate automatically upon the effectiveness of the first registration statement of common stock of the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, which registration results in the Company being required to file periodic reports under Section 13 or 15(d) of the Securities Exchange Act of 1934.

         (c) The Participant hereby agrees to notify the Company promptly if the Participant disposes of any Shares within one (1) year after the date the Participant exercises all or part of this Option or within two (2) years after the Option Date. At any time during the one or two year periods set forth above, the Company may place a legend on any certificate representing Shares requesting the transfer agent for the Company's stock to notify the Company of any such transfer, and the Participant hereby authorizes such transfer agent so to notify the Company (whether or not such Participant's stock certificates have been so legended). The obligation of the Participant to notify the Company of any such transfer shall continue notwithstanding that a legend has been placed on the certificate pursuant to the preceding sentence. The Participant is urged to review the description of the Plan provided by the Company for a more detailed discussion the Federal tax consequences of such a disposition under current law and the consult his or her own tax adviser regarding the same.

         9. $100,000 LIMITATION. Under Section 422 of the Code, the aggregate Fair Market Value of the shares with respect to which incentive stock options granted by any member of the Company Group first become exercisable by an employee during any calendar year cannot exceed $100,000 (the "$100,000 limitation"). To the extent, if any, that the $100,000 limitation is exceeded by reason of the grant of this Option, this Option shall be deemed, to the maximum extent possible, if any, to be an incentive stock option, and the portion of this Option that is exercisable for shares in excess of the $100,000 limitation shall, pursuant to Section 422(d) of the Code, be treated as an option which is not an incentive stock option.

         10. NOTICES. All notices or demands given pursuant to this Agreement shall be in writing and shall be deemed to have been sufficiently given if delivered by hand or sent by certified or registered mail, postage prepaid, addressed to the Company at its principal office or to the Participant (or the Participant's legal representatives) at the address stated in the Participant's (or their) notice or at the Participant's address appearing on the books of the Company.

         11. NO SERVICE COMMITMENT; TAX TREATMENT. Nothing herein contained shall be deemed to be or constitute an agreement or commitment by the Company or any other member of the Company Group to continue the Participant in Service. Although the Option granted hereunder is intended to qualify as an incentive stock option under Section 422 of the Code, the Company makes no representation about the tax treatment to the Participant with respect to receipt or exercise of the Option or acquiring, holding or disposing of the Shares. The Participant represents that the Participant has had the opportunity to discuss such treatment with the Participant's tax adviser. The Participant shall have no rights as a stockholder with respect to the Shares subject to the Option until the exercise of the Option and the issuance of a stock certificate for the Shares with respect to which the Option shall have been exercised.

        12. ADJUSTMENT IN SHARES. In the event of any stock dividends, stock splits, stock combinations, recapitalizations and other similar changes in the capital structure of the Company after the Option Date, the number of shares of Common Stock deliverable upon the exercise of this Option shall be appropriately increased or decreased proportionately, and appropriate adjustments shall be made in the Option Price to reflect such subdivision, combination or stock dividend. In the event of a change of the Common Stock resulting from a merger or similar reorganization as to which the Company is the surviving corporation after the Option Date the number and kind of Shares subject to this Option and the Option Price thereof shall be appropriately adjusted in such manner as the Board may deem equitable to prevent dilution or enlargement of the rights available or granted hereunder. The Board's determination in any specific situation shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to this Option.

        13. ACQUISITION EVENTS.

                (a) An "Acquisition Event" shall mean: (x) any merger or consolidation after which the voting securities of the Company outstanding immediately prior thereto represent (either by remaining outstanding or by being converted into voting securities of the surviving or acquiring entity) less than 50% of the combined voting power of the voting securities of the Company or such surviving or acquiring entity outstanding immediately after such event; or (y) any sale of all or substantially all of the assets or capital stock of the Company (other than in a spin-off or similar transaction); or (z) any other acquisition of the business of the Company, as determined by the Board.

                (b) Upon the occurrence of an Acquisition Event, the Board or the board of directors of any entity assuming the obligations of the Company hereunder (as used in this Section 13(b), also the "Board") shall, as to this Option, either (i) make appropriate provision for the continuation of this Option by substituting on an equitable basis for the Shares then subject to this Option either (1) the consideration payable with respect to the outstanding shares of Common Stock in connection with the Acquisition Event, (2) shares of stock of the surviving or successor corporation or (3) such other securities as the Board deems appropriate, the Fair Market Value of which shall not materially differ from the Fair Market Value of the shares of Common Stock subject to this Option immediately preceding the Acquisition Event; or (ii) upon written notice to the Participant, provide that this Option shall become exercisable in full and must be exercised within a specified number of days of the date of such notice, at the end of which period any unexercised portion of this Option shall terminate.

                If this Option is assumed or an option is substituted therefor pursuant to the immediately preceding paragraph, such option shall include a provision to the effect that such Option shall become immediately exercisable in full if, on or prior to the first anniversary of the Acquisition Event, the Participant terminates his or her employment for Good Reason or is terminated without Cause by the surviving or acquiring corporation. "Good Reason" shall mean termination by the Participant upon not less than 30 days' prior written notice (to allow the Company to cure any basis for Good Reason) as a result of
(i) a change in the scope of the Participant's duties and responsibilities that results in the assignment of duties and responsibilities materially different from the duties and responsibilities of the Participant as of the date immediately prior to the Acquisition Event or (ii) any reduction in the annual cash compensation payable to the Participant from and after Stock Acquisition Event. For purposes of this Agreement, "Cause" shall mean (i) dishonesty, gross negligence or willful misconduct by the Participant, (ii) misconduct which materially and adversely affects the business, affairs or reputation of the employer, (iii) misconduct which materially and adversely affects the Participant's ability to perform his duties for the employer, (iv) the conviction of the Participant of, or the entry of a pleading of guilty or NOLO CONTENDERE by the Participant to, any crime involving any felony, (v) fraud, embezzlement or theft against the employer,
(vi) a breach by the Participant of any material provision of any employment contract, assignment of inventions, confidentiality and/or nondisclosure agreement between the Participant and the employer or (vii) the willful failure of the Participant to follow written directions from the Board of Directors or the officer to whom the Participant reports which are consistent with his duties, and in the case of clauses (i), (iii), (vi) or (vii) above, which breach, misconduct or non-performance is not cured by the Participant within thirty (30) days after the Participant receives written notice from the employer of such breach, misconduct or non-performance. The Participant shall be considered to have been discharged for "Cause" if the Company determines, within 30 days after the Participant's resignation, that discharge for Cause was warranted.

         (c) MODIFICATION OF INCENTIVE STOCK OPTIONS. Notwithstanding the foregoing, any adjustment made pursuant to Section 12 or Section 13(b) with respect to this Option shall be made only after the Board, after consulting with counsel for the Company, determines whether such adjustments would constitute a "modification" (as that term is defined in Section 424 of the Code) of this Option or would cause any adverse tax consequences for the Participant. If the Board determines that such adjustment made with respect to this Option would constitute a modification of this Option or would cause adverse tax consequences to the holders, it may refrain from making such adjustments.

         (d) DISSOLUTION OR LIQUIDATION. In the event of the proposed dissolution or liquidation of the Company, this Option will terminate immediately prior to the consummation of such proposed action or at such other time and subject to such other conditions as shall be determined by the Board.

         14. FORFEITURE OF OPTION GAIN AND UNEXERCISED OPTIONS IF PARTICIPANT ENGAGES IN CERTAIN Activities.

         (a) If, at any time (1) during the Participant's Service or (2) within one year after termination of Service or (3) within one year after Participant exercises any portion of this Option, whichever is the latest, Participant engages in any activity in competition with any activity of the Company, or inimical, contrary or harmful to the interests of the Company, including, but not limited to: (i) conduct related to Participant's employment for which either criminal or civil penalties against Participant may be sought, (ii) directly or indirectly, whether as principal, agent, employee, consultant, stockholder or in any other capacity, engaging in or having a financial interest in (other than holding up to 1% of equity in a publicly traded company), any business which is competitive with the products and services being designed, conceived, marketed, distributed or developed by the Company during the term or at termination of Service, (iii) employing or recruiting any present, former or future employee of the Company, (iv) soliciting or encouraging any client or customer of the Company to terminate its relationship with the Company or to conduct with any other person any business which such client or customer has conducted with the Company during the term of Service, or (v) disclosing or misusing any confidential information or material concerning the Company, then (I) this Option shall terminate effective as of the date on which Participant enters into such activity, unless terminated sooner by operation of another term or condition of this Option or the Plan, and (II) any option gain realized by Participant from exercising all or a portion of this Option during the one-year period prior to the occurrence of any of the above-specified activities shall be paid by Participant to the Company.

         (b) Upon exercise of this Option, the Participant shall certify on a form acceptable to the Board that the Participant is in compliance with the terms and conditions of this Agreement and the Plan.

         (c) The Company shall immediately notify the Participant in writing of any cancellation of any unexercised portion of this Option pursuant to this Section. Following receipt of such notice, the Participant shall have no further rights with respect to this Option.

         (d) The Company shall notify the Participant in writing of any rescission of an exercise of this Option within one year after the activity referred to in Section 14(a) above. Within ten days after receiving such a notice from the Company, the Participant shall either (i) pay to the Company the excess of the fair market value of the Common Stock on the date of exercise of this Option over the exercise price for the portion of the Option that was exercised or (ii) return the Common Stock received upon the exercise of this Option (in which case the Company will return the exercise price, without interest, to the Participant).

         (e) The Participant may be released from the Participant's obligations under Section 14(a) above only if the Board (or its duly appointed agent) determines in its sole discretion that such action is in the best interest of the Company.

         15. MISCELLANEOUS. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the Commonwealth of Massachusetts applicable to contracts made in and to be wholly performed within such Commonwealth. This Agreement shall be binding upon and inure to the benefit of the heirs and legal representatives of the Participant and the successors and assigns of the Company, but shall not be assigned by the Participant at any time without the prior written permission of the Company, and any such attempted assignment shall be void.




                  {REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.}

                  IN WITNESS WHEREOF the parties have executed this Incentive Stock Option Agreement as of the Option Date set forth below.

                                            ____________________________________
                                            Signature of Participant

                                            ____________________________________
                                            Print Name of Participant

                                            Address: ___________________________

                                            ____________________________________

                                            Type of Service: ___________________

                                            Option Date: _______________________

                                            No. of Shares: _____________________

                                            Option Price:  $ ___________________

                                            Vesting Commencement Date:

                                            ____________________________________


         Accepted, as the issuer of the Shares, in accordance with the terms of the foregoing Incentive Stock Option Agreement as of the foregoing Option Date.

                                            SOMBASA MEDIA INC.

                                            By:  _______________________________
                                                 Joshua J. Schanker
                                            Its: President

                               Name of Participant:  ___________________________

                                       Date of Exercise:  ______________________


                      INCENTIVE STOCK OPTION EXERCISE FORM


Sombasa Media Inc.
148 State Street
Suite 615
Boston, MA 02109


Dear Sir/Madam:

         The undersigned optionee (the "Participant"), presently or formerly an employee of Sombasa Media Inc. (the "Company") was granted an Incentive stock option (the "Option") to purchase _____________ shares of common stock of the Company at an exercise price of $______ per share on _______________, _____ pursuant to the Company's 1999 Stock Plan (the "Plan") and an Incentive Stock Option Agreement dated ___________ , 199_ (the "Option Agreement").

         The Participant hereby elects to exercise the Option as to ______________shares of common stock of the Company (the "Shares").

         Enclosed herewith is full payment in the amount of $__________________ for the Shares in the manner set forth in the Option Agreement. The Participant will make adequate provision for any federal and state income tax withholding obligations of the Company, if any, as more fully set forth in the Option Agreement.

         The Participant represents and warrants that the Participant is acquiring the Shares for the Participant's own account for investment and not with a view to, or for sale in connection with, any distribution of the Shares. The Participant also represents that the Participant does not have any present intention of selling, offering to sell or otherwise disposing of or distributing the Shares or any portion thereof; and that, subject to the right of the Participant to register the Shares in the joint names of the Participant and the Participant's spouse, the entire legal and beneficial interest of the Shares is being purchased for, and will be held for the account of, the Participant only and not for any other person.

         The Participant further represents and warrants that at no time was the Participant presented with or solicited by any form of general solicitation or any general advertising, including, but not limited to, any advertisement, article, notice or other communication published in any newspaper, magazine, or similar media or broadcast over television or radio or presented at any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.

         The Participant acknowledges and understands that the purchase of the Shares is a highly speculative investment, and the Participant represents and warrants that the Participant is able, without impairing the Participant's financial condition, to hold the Shares for an indefinite period of time and to suffer a complete loss of the investment.

         The Participant further acknowledges and understands that the Shares have not been registered under the Securities Act of 1933, as amended (the "Securities Act") and that consequently the Shares must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. The Participant further acknowledges and understands that the Company is under no obligation to register the Shares, that, in the absence of registration, the Shares may be transferred only under limited circumstances, and that transfer of the Shares is subject to restrictions contained in the Certificate of Incorporation and Bylaws of the Company, as amended from time to time, and restrictions contained in the Option Agreement. The Participant understands that the instrument evidencing the Shares will be imprinted with legends which prohibit the transfer of the Shares unless they are registered or such registration is not required in the opinion of counsel satisfactory to the Company. The Participant does not have any contract, agreement or arrangement with any person to sell, transfer or grant participations, to such person or to any third person with respect to any of the Shares.

         The Participant is aware of the adoption of Rule 144 by the Securities and Exchange Commission, promulgated under the Securities Act, which permits limited public resale of securities acquired in a non-public offering subject to the satisfaction of certain conditions, including, among other things: the availability of certain public information about the Company, the resale occurring not less than one year after the party has purchased and paid for the securities to be sold, the sale being through a broker in an unsolicited "brokers' transaction," and the amount of securities being sold during any three-month period not exceeding specified limitations (generally, 1% of the total amount outstanding).

         The Participant agrees further that said Shares are being acquired by the Participant in accordance with and subject to the terms, provisions and conditions of the Plan and the Option Agreement, to each of which the Participant hereby expressly assents. Such terms, provisions and conditions shall bind and inure to the benefit of the Participant's heirs, legal representatives, successors and assigns.

         The Participant agrees to obtain the consent of the Participant's spouse to any such agreement which may be required by the Company.

         The Participant has reviewed and understands Section 14 of this Agreement and certifies to the Company that Participant is not in violation of any of the provisions of Section 14(a) as of the date hereof.

         The Participant's address of record is:

         _______________________________________________________________________

         and the Participant's Social Security Number is: ______________________


                                              Very truly yours,



                                              __________________________________
                                              Signature of Participant


{SPOUSE OF THE PARTICIPANT TO SIGN BELOW IF THE SHARES ARE TO BE REGISTERED IN JOINT NAMES OR IF THE PARTICIPANT RESIDES IN A COMMUNITY PROPERTY STATE:}

         The undersigned, being the spouse of the Participant exercising the option as set forth above, does hereby acknowledge that the undersigned has read and is familiar with the provisions of the above Incentive Stock Option Exercise Form, the Plan, and the Option Agreement, and the undersigned hereby agrees thereto and joins therein to the extent, if any, that the agreement and joinder of the undersigned may be necessary.


                                              __________________________________
                                              Signature of Spouse of Participant

                                              Dated: ___________________________


Receipt of the above is hereby acknowledged.


SOMBASA MEDIA INC.

By:______________________________
     Joshua J. Schanker
Its: President


Dated: __________________________



                                       3